Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): January 20, 2006.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16453 South Fulwar Skipwith Road, Baton Rouge, Louisiana 70810
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

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Form 8-K
Diamond I, Inc.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On January 20, 2006, we discovered that, following a completed review of our financial statements for the three and six months ended June 30, 2005, we should restate our financial statements for such periods, to prevent future reliance thereon. Our authorized officers have discussed these matters with our independent auditor, Malone & Bailey, P.C.

Contemporaneously with the filing of this Current Report on Form 8-K, we intend to file an amendment to our previously filed Quarterly Report on Form 10-QSB for the period ended June 30, 2005.
(c) Pursuant to the requirements of Item 4.02(c) of Form 8-K, we have provided our independent auditor with a copy of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: January 30, 2006.	DIAMOND I, INC.

By:	/s/ DAVID LOFLIN
David Loflin, President